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                                  EXHIBIT 10.15
                                 PROMISSORY NOTE

Date of Note:           July 10, 1998

Amount of Note:         Ten Million and 00/100 Dollars ($10,000,000.00)

Maturity Date:          July 10, 2001


Interest Rate: The "Interest Rate" shall be two and one-quarter percent(2-1/4%) in excess of the Libor Rate (as defined below) computed on a three hundred sixty
(360) day year charged daily for the actual number of days elapsed. Any change in the Interest Rate due to a change in the Libor Rate shall be effective immediately upon and after the date of each change in the Libor Rate.

Interest Period: The "Interest Period" means the period commencing on the Closing Date and ending one month thereafter, provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iii) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

Libor Rate: The "Libor Rate" means the rate (rounded upward to the next highest 1/100 of 1%) obtained by dividing (x) the rate of interest per annum determined by Lender equal to the offered rates for deposits in U.S. Dollars for thirty
(30) day periods commencing of the first date of the applicable Interest Period for which the rate is determined as the rate appears on the Telerate system as of 11:00 a.m. (London, England time) on the date which is two (2) Business Days preceding the first day of the Interest Period, for a period comparable to the duration of the Interest Period and in an amount comparable to the amount of the Loan to be outstanding during the Interest Period, by (y) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Libor Rate liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Libor Rate loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.





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Capitalized Terms: Capitalized terms used herein not otherwise defined shall have the meanings assigned to them in the Loan Agreement of even date herewith between Lender and Borrower ("Loan Agreement").

         FOR VALUE RECEIVED, the undersigned ("Borrower"), does hereby covenant and promise to pay to the order of THE PROVIDENT BANK, an Ohio banking corporation, or its successors or assigns, at its principal office located at One East Fourth Street, Cincinnati, Ohio, 45202 ("Lender"), or at such other place as the Lender may designate to Borrower in writing from time to time, in legal tender of the United States, the sum of Ten Million and 00/100 Dollars ($10,000,000.00), or so much thereof as shall be advanced by the Lender to Borrower ("Principal Amount") pursuant to the Loan Agreement between Borrower and Lender, together with interest at the Interest Rate, as set forth on the first page hereof, on the Principal Amount until this Note is paid in full. Borrower shall pay a late payment premium of five percent (5%) of any principal or interest payment made more than ten (10) days after the due date which shall be due with any such late payment.

         All accrued and unpaid interest under this Note shall be payable in arrears commencing on August 1, 1998, and on the first day of each calendar month thereafter until this Note is paid in full.

         The Principal Amount, together with all accrued and unpaid Interest, shall be due and payable on the Maturity Date.

         Payments under this Note shall be applied first to the payment of sums advanced by the Lender, if any, as provided in this Note, the Loan Agreement, the Mortgages or in any other document executed as collateral security for the Note ("Loan Documents"); second, to interest which became due previously; third, to interest which became due for the month for which payment is being made; fourth, to the payment of late charges provided herein; and the balance to principal, until the full amount of principal and interest has been paid, or until the unpaid balance of this Note matures, if sooner.

         This Note is executed in connection with the Loan Agreement and is secured by the Mortgages and the other Loan Documents, which Loan Agreement, Mortgages and other Loan Documents specify various defaults (each, a "Default"). Upon Borrower's failure to pay any interest or principal payment when due under this Note or upon the occurrence of a Default, all sums owing on this Note may, at the Lender's option, be declared immediately due and payable without demand or notice. It shall also be a Default under this Note in the event of the dissolution of the Borrower or the death of any guarantor of the indebtedness evidenced hereby.

         During the continuance of a Default, the Principal Amount outstanding shall bear interest at three percent (3%) per annum in excess of the Interest Rate in effect from time to time ("Default Rate").


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         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon the occurrence of a Default, Borrower agrees to pay, in addition to the principal, premium and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses.

         All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note or any endorsement or guaranty of this Note, except as provided in the Mortgages, and consent to all forbearance or waiver of any term hereof or release or discharge by the holder hereof of any of the Borrower, guarantors, endorsers or sureties or the release, substitution or exchange of any security for the payment hereof or the failure to act on the part of the holder or any other indulgence shown by the holder from time to time, in one or more instances (without notice to or further assent from the Borrower, guarantors, endorsers or sureties) and the Borrower, guarantors, endorsers or sureties agree that no such action, failure to act or failure to exercise any right or remedy on the part of the holder shall in any way affect or impair the obligations of the Borrower hereunder or of any guarantors, endorsers or sureties or be construed as a waiver by the holder of or otherwise affect any of the holder's rights under this Note, under any endorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note.

         This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any change or modification is sought.

         Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note, the Loan Agreement, the Mortgages or other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender.

         The Borrower shall have the right to prepay, in whole or in part, the Principal Amount outstanding and all accrued interest thereon without penalty.

         This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Ohio.

         AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO EXTEND CREDIT TO BORROWER, THE BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM THE INDEBTEDNESS OR TRANSACTIONS INVOLVING THE LENDER AND THE BORROWER.



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         The Borrower and all endorsers authorize any attorney-at-law, including an attorney engaged by Lender or any holder of this Note, to appear in any court of record in Hamilton County, Ohio, or in any court of record in the jurisdiction in which the Borrower or any endorser against which or whom a judgment is then sought may then reside, or in any court of record in the jurisdiction in which the property described in the Mortgages is located, after the indebtedness evidenced hereby, or any part thereof, becomes due, and waive the issuance and service of process and confess judgment against the Borrower or any endorser in favor of the Lender for the amount then appearing due, together with costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons or entities against whom judgment has not been obtained thereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the Lender or any holder hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower and all endorsers or any one or more of them. The borrower hereby expressly waives any conflict of interest that the holder's attorney may have in confessing such judgment against Borrower and expressly consents to the confessing attorney receiving a legal fee from the holder for confessing such judgment against Borrower.

      [Remainder of page intentionally left blank. Signature page follows.]





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"WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."

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         IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the day and year first above written.



                                           BORROWER:

                                           FIRST CINCINNATI LAND LLC



                                           By:    /s/ ALLEN G. ZARING, III
                                              ---------------------------------
                                           Name:  Allen G. Zaring, III
                                           Its:   Member

         This is to certify that this Note was executed in my presence on the date hereof by Borrower whose signature appears above in the capacity indicated.

                                           /s/ MARSHA L. (WARD) TODD
                                           ---------------------------------

                                           My commission expires:


                                           1/14/02
                                           ---------------------------------

                                           Marsha L. Todd
                                           Notary Public, State of Ohio
                                           My commission expires Jan. 14, 2002

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